UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2020, FTE Networks, Inc. (the “Company”) entered into an executive employment agreement with Munish Bansal to serve as the Chief Executive Officer of the Company’s wholly-owned subsidiary, US Home Rentals LLC, the Company’s wholly-owned subsidiary (“US Home Rentals”), effective September 28, 2020 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Bansal will transition to the role of Chief Executive Officer of the Company following the resumption of trading of the Company’s common stock on an over-the-counter market. Michael P. Beys will continue to serve as the Company’s interim Chief Executive Officer until such time.

Mr. Bansal previously served as the Chief Financial Officer of Home Partners of America, a single-family rental real estate investment trust, from May 2016 to June 2018. Prior to that, Mr. Bansal served as the portfolio manager and Treasurer for the JP Morgan Chase Mortgage business unit.

In connection with the Employment Agreement, Mr. Bansal is to receive, among other things and subject to certain exceptions and conditions set forth therein, (i) an annual base salary of $500,000 (pro-rated for 2020), which salary Mr. Bansal has agreed to defer until the earlier of the closing of an equity capital raise of at least $25 million, or six (6) months, but in no event later than March 15, 2021; (ii) a target bonus equal to 100% of his annual base salary upon the achievement of a performance milestone specified in the Employment Agreement (and the opportunity to earn future cash bonuses equal to 100% of his annual base salary based on performance metrics to be determined annually by the Compensation Committee) (iii) a restricted stock grant pursuant to the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”), equal to six percent (6%) of the Company’s issued and outstanding common stock, calculated on a fully-diluted basis and subject to certain exceptions and acceleration provisions; (iv) future performance stock awards of up to eight percent (8%) of the Company’s issued and outstanding common stock under the 2017 Plan upon the achievement of certain milestones and subject to certain exceptions and acceleration provisions; (v) customary non-solicitation, non-disparagement and confidentiality provisions; (vi) and a severance for a termination without “cause” or for “good reason.”

There were no arrangements or understandings between Mr. Bansal and any other person pursuant to which Mr. Bansal was appointed as CEO of US Home Rentals. Mr. Bansal does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K relative to Mr. Bansal’s appointment is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Executive Employment Agreement, dated September 25, 2020, between FTE Networks, Inc. and Munish Bansal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: October 1, 2020		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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